UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 26, 2013

Regal Entertainment Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (18 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (18 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 26, 2013, Regal Cinemas, Inc. (“RCI”), a wholly-owned subsidiary of Regal Entertainment Group, amended and restated its existing Exhibitor Services Agreement (“ESA”) with National CineMedia, LLC (“NCM LLC”).  The ESA was modified in connection with the December 26, 2013 spin-off by NCM LLC of its Fathom Events business to AC JV, LLC (“AC JV”), a newly-formed Delaware limited liability company owned, directly and indirectly, 32% by each of RCI, American Multi-Cinema, Inc. (“AMC”) and Cinemark USA, Inc. (“Cinemark,” and collectively with RCI and AMC, the “Founding Members”) and 4% by NCM LLC.  AMC and Cinemark also amended and restated their respective ESAs with NCM LLC in connection with the spin-off.  The ESAs were modified to remove those provisions addressing the rights and obligations related to digital programing services of the Fathom Events business.   Those provisions are now contained in Amended and Restated Digital Programming Exhibitor Services Agreements (the “Digital ESAs”) that were entered into on December 26, 2013 by NCM LLC and each of the Founding Members, including RCI, respectively.  These Digital ESA’s were then assigned by NCM LLC to AC JV as part of the Fathom spin-off.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: January 2, 2014	By:	/s/ Peter B Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel & Secretary